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                                                                    EXHIBIT 99.1

CAREDATA.COM ANNOUNCES APPOINTMENT OF KENNETH M. GOINS JR. AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATLANTA--(Aug. 10, 2000--Caredata.com, a leading online syndicator of healthcare content and applications, today announced changes to the executive management of the company. Kenneth M. Goins Jr. has been appointed President and Chief Executive Officer and has accepted a seat on the company's Board of Directors. Concurrent with the appointment of the new CEO, Michael J. Finn, who has been a Director of the company since 1991, has been appointed Chairman of the Board of Directors. Mark Kaiser, former Chairman and CEO, has resigned from the company to pursue other business opportunities.

Prior to joining the company, Mr. Goins served in various management positions with First Data Corporation and its predecessors, First Financial Management Corporation and MicroBilt Corporation. Before joining First Data, he was employed by Colonial Life and Accident Insurance Company, based in Columbia, South Carolina. Mr. Goins holds a Bachelor of Science degree in Business Administration from the University of South Carolina and is a licensed Certified Public Accountant.

In a letter presented to the employees announcing the changes today, Goins commented, "We have a strong and capable management team, a stable of traditional healthcare information products and services, and an opportunity to participate in eHealth opportunities as the capital market regains its confidence in this sector. I look forward to leading our management team in pursuing strategic opportunities for Caredata while strengthening its position as a leading provider of healthcare content and applications." Mr. Finn is a General Partner of Brantley Venture Partners, a venture capital firm located in Cleveland, Ohio. He holds both a Bachelors degree and a Masters degree from Michigan State University.

"Ken Goins is the right person to lead Caredata.com following Mark Kaiser's resignation," said Finn. "His in-depth knowledge of our business and his mix of analytical and interpersonal skills will prove invaluable in his new capacity."

About Caredata.com

Caredata.com is a leading online syndicator of healthcare content and applications to a wide range of Internet portals and e-commerce sites. The company enables Web sites to enhance their content offerings by delivering Caredata.com's award-winning, co-branded tools to their established online communities. These syndicated tools and services empower physicians, consumers and healthcare enterprises to gain insight into critical healthcare information and conduct business more efficiently. Caredata.com's Web applications include its CiteLine(TM) medical search tool, appSTAT(TM) universal healthplan application, myPhysicianSelector(TM) and myHealthPlanSelector(TM) consumer reference tools, HealthcareMatch.com/PracticeMatch(R) job community and

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PrimeSourceWeb(TM) physician credentials database. Caredata.com has more than fifty strategic partnerships and alliances with leading Web businesses. Caredata.com is headquartered in Atlanta, Ga., and can be found on the Internet at http://www.caredata.com.

Certain statements in this press release, particularly those anticipating future sources and amounts of available capital, future financial performance, business prospects, growth and operating strategies, strategic Internet relationships, sources of revenue and similar matters, and those modified by the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, constitute "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements reflect management's expectations and are based upon currently available information. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: the company's liquidity and the availability of capital to fund operations; the cooperation of the company's senior lender as the company pursues additional near-term financing (including obtaining an extension of the maturity date of the company's senior credit facility); satisfying the conditions to the availability of the company's equity financing commitment from Fusion Capital; demand for the company's products; pressure on the pricing of the company's products; the effects of the on-going restructuring of the company's business and operations; the length and unpredictable nature of the company's sales cycle; the timing of significant new customer contracts; the loss or non-renewal of significant customer contracts; the number and timing of new strategic Internet relationships such as syndication partners; a reduction in the amount or quality of the company's sources of data; adverse changes in economic conditions in the healthcare information and technology markets; competition from other healthcare information and technology companies; and other risks identified from time to time in the company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 1999 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000. Copies of such filings are available upon request from Caredata.com, Inc.'s investor relations department.